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                  SILICONIX INCORPORATED/A MEMBER OF THE TEMIC GROUP


                                   KEY PROFESSIONAL


                                PERFORMANCE UNIT PLAN


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                  SILICONIX INCORPORATED/A MEMBER OF THE TEMIC GROUP

                                  KEY PROFESSIONAL

                                PERFORMANCE UNIT PLAN


    I.   PURPOSE


         To further the successes of SILICONIX incorporated/A Member of the TEMIC Group, hereinafter referred to as the Company, and equate management and owner interests by providing an incentive, in addition to current compensation (base salary and annual incentive), to those key executives of the Company who will have a substantial opportunity to influence the long-term growth of the Company. This will (1) more closely associate the personal interests of such key executives with the owners of the Company and (2) encourage such key executives to continue as employees of the Company.

    II.  PLAN DESCRIPTION AND COMPONENTS

         Each eligible executive will be contingently awarded a number of performance units at the beginning of each three-year performance cycle. Each unit will be assigned a dollar value of $100 per unit. The degree of accomplishment of the plan's objectives will determine the number of the contingent performance units actually paid to eligible executives.


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    A.   ELIGIBILITY

         Participation is limited to those key employees who have a substantial opportunity to influence the long-term growth of the Company as designated by the Compensation Committee of the Board of Directors of Siliconix incorporated (the "Compensation Committee").

    B.   PERFORMANCE CYCLE

         The duration of the performance cycle is three years, with a new performance cycle beginning every year. The interaction of the proposed performance grants and award cycle is graphically illustrated below:

                                  PERFORMANCE CYCLE



                1996     1997      1998      1999      2000
                ----     ----      ----      ----      ----

                O-----------------------x
                         O-----------------------x
                                  O-----------------------x



    C.   AWARD LEVELS

         The size of the contingent grant will be reflective of the executive level and competitive practices. The contingent grant level as a multiple of base salary are provided to individual participants.


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    The number of performance units allocated to each plan participant for any given performance cycle is then determined by multiplying each participant's base salary at the beginning of that performance cycle by his or her corresponding multiple of base salary and dividing by $100 (the value of a contingent performance unit).

    D.   PERFORMANCE MEASURE

         The performance measure that will be utilized in determining long-term performance is to be determined reflecting the key financial indicators in the five-year plan. Awards will be based on cumulative financial results over the three-year performance cycle and will be payable to the executive at the end of the third year. Performance measures for any given year may be different in different performance cycles since the targets may change with the beginning of each performance cycle. The target performance measures for the current performance cycle (1996-98) are set forth in ATTACHMENT A.

    E.   PAYMENT

         All payments, or a portion thereof, under the plan may be deferred at the election of the executive to a specific future date; provided, however, that the election to defer a payment with respect to any performance cycle must be made PRIOR to the beginning of that performance cycle. If payments are deferred,


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         they will be held in a rabbi trust established by the Company.  The
         Company is under no obligation to secure any amount credited to a participant by any specific asset of the Company or any other assets in which the Company has an interest. Neither the participant nor his or her estate shall have any rights against the Company with respect to any portion of his or her deferred account except as a general unsecured creditor. No participant has an interest in his or her deferred account until the participant actually receives the deferred payment.


    F.   PERFORMANCE UNIT AWARD CALCULATION


         ------------------               -------------------
              Results                       % off Contingent
                                               Units Paid
         ------------------               -------------------
         75% of goal                                   50%
         100% of goal                                 100%
         125% of goal                                 150%



         For results in between those shown, numbers will be interpolated. For results higher than 125% of goal, the Compensation Committee will use its discretion in determining any additional incentive payments.


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III.  MISCELLANEOUS PROVISIONS


     A.  ADMINISTRATION

         The Compensation Committee shall have the full power and authority to administer and interpret the plan and to adopt such rules and regulations consistent with the terms of the plan as it deems necessary or advisable to carry out the provisions of the plan.


    B.   TERMINATION OF EMPLOYMENT

         If prior to the end of any performance cycle a participant's employment terminates by reason of his/her retirement at his/her normal retirement date, death, or his/her total and permanent disability (as determined under the applicable Company insurance plan), and the participant would have been entitled to the payment of the award if his/her employment had not so terminated, payment of the award shall be made but shall be prorated based on the number of months of the performance cycle during which the participant was an employee. If a participant's employment terminates by reason of death, payment of the award shall be made to the beneficiary of his or her estate.

         If an employee terminates employment, except for the reasons stated above, his award shall be forfeited unless the Compensation Committee deems otherwise.


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    C.   SALE OF COMPANY

         If the Company is sold, all contingent awards outstanding will be deemed to have been earned in full for the current performance period and then paid to the applicable executives and all deferred amounts shall also be paid to such executives.


    D.   TRANSFER OF RIGHTS

         The rights and interests of a participant under the plan may not be assigned or transferred except by the laws of descent or distribution.

    E.   RIGHTS TO PLAN

         No employee or other person shall have any claim or right to participate in the plan or be granted an award under the plan.


    F.   WITHHOLDING

         The Company shall have the right to deduct, from all awards hereunder paid any federal, state, local or foreign taxes required by law to be withheld with respect to such awards.

    G.   AMENDMENT AND TERMINATION

         The Compensation Committee may amend or suspend the plan, in whole or in part, at any time, but may not affect earned credits up to the time of amendment or suspension.


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